UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 31, 2017

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On May 31, 2017, Tesla, Inc. (the “Company”) entered into separate privately negotiated agreements with certain holders of its outstanding 1.50% Convertible Senior Notes due 2018 (the “Notes”) to exchange approximately 1.16 million shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, for approximately $144.8 million in aggregate principal amount of the Notes (the “Exchange Transactions”).  The Exchange Transactions were conducted as private placement transactions and the Shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and were offered only to persons believed to be either (i) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (ii) “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The Company relied on this exemption from registration based in part on the representations made by the holders of Notes in the Exchange Transactions.

The Company anticipates that the closings of the Exchange Transactions will occur on or about June 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: June 1, 2017